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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



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        Date of Report (Date of earliest event reported): June 1, 2004



                          BOSTON SCIENTIFIC CORPORATION
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               (Exact name of registrant as specified in charter)



   DELAWARE                          1-11083                    04-2695240
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(State or other                   (Commission                  (IRS employer
 jurisdiction of                  file number)               identification no.)
 incorporation)


          ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537
          -------------------------------------------------- ----------
               (Address of principal executive offices)      (Zip code)



       Registrant's telephone number, including area code: (508) 650-8000



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     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Late in the afternoon of June 1, 2004, Boston Scientific Corporation (the "Registrant") and Scimed Life Systems, Inc., a wholly-owned subsidiary of the Registrant ("Scimed"), completed the acquisition of Advanced Bionics Corporation, a privately-held company located in Valencia, CA, in accordance with the terms of the Agreement and Plan of Merger dated May 28, 2004, among the Registrant, Scimed, Claude Acquisition Corp., a wholly-owned subsidiary of Scimed, Advanced Bionics Corporation, Bionics Trust and Alfred E. Mann, Jeffrey
H. Greiner, and David MacCullum, collectively in their capacity as the Stockholders' Representatives (the "Agreement").

     Pursuant to the Agreement, the Registrant acquired 100 percent of the fully diluted equity of Advanced Bionics for an initial payment of approximately $740 million in cash, plus earn out payments tied to future performance milestones. The initial purchase price was funded by the issuance of commercial paper.

     The acquisition has been structured to include a substantial earnout mechanism. Performance milestones are primarily based on the achievement of net sales, with certain milestone payments also tied to profitability.

     The performance milestones are segmented by the four principal technology platforms (cochlear implants, implantable pulse generators, drug pumps and bion microstimulators), each with a 72-month earnout horizon. Base earnout payments on these performance milestones approximate two and a quarter times incremental sales for each annual period. There are also bonus earnout payments available based on the attainment of certain aggregate sales performance targets and a certain gross margin level.



     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of businesses acquired.

         Financial statements required by this Item 7 will be filed by amendment to this report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission (i.e. on or before August 13, 2004).

     (b) Pro forma financial information.

         Pro forma financial information required by this Item 7 will be filed by amendment to this report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission (i.e. on or before August 13, 2004).


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     (c) Exhibits.

         2.1 Agreement and Plan of Merger dated May 28, 2004, among Boston Scientific Corporation, Scimed Life Systems, Inc., Claude Acquisition Corp., Advanced Bionics Corporation, Bionics Trust, Alfred E. Mann, Jeffrey H. Greiner, and David MacCullum, collectively in their capacity as the Stockholders' Representatives.



























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                                   SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                               BOSTON SCIENTIFIC CORPORATION




Date:  June 4, 2004            By:  /s/ Lawrence J. Knopf
                                    --------------------------------------------
                                    Lawrence J. Knopf
                                    Vice President and Assistant General Counsel

































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                                INDEX TO EXHIBITS




Exhibit Number                   Description
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    2.1              Agreement and Plan of Merger dated May 28, 2004, among
                     Boston Scientific Corporation, Scimed Life Systems, Inc., Claude Acquisition Corp., Advanced Bionics Corporation, Bionics Trust, Alfred E. Mann, Jeffrey H. Greiner, and David MacCullum, collectively in their capacity as the Stockholders' Representatives.





































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